Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST PHARMACEUTICALS REPORTS 2011

FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

•      Q4 Total Net Revenues of $213 million, Up 32% Over Q4 2010

•      Full Year Total Net Revenues of $754 million, Up 18% Over Previous Year

•      Full Year Non-GAAP Diluted Net Income of $2.70 Per Share

•      Full Year GAAP Diluted Net Income of $0.52 Per Share

Lexington, Mass., January 19, 2012 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the fourth quarter and year ended December 31, 2011. The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results and other business updates (details below).

Financial highlights for the fourth quarter of 2011 (unaudited):

•                  Total net revenues were $212.9 million compared to $161.8 million in the same period in 2010.

•                  Non-GAAP net income increased 16% to $53.6 million from $46.2 million in the fourth quarter of 2010. Non-GAAP net income was $0.86 and $0.66 per basic and diluted share, respectively, compared to $0.78 and $0.63 per basic and diluted share, respectively, in the fourth quarter of 2010.

•                  GAAP net income was $6.8 million, down from $14.6 million in the fourth quarter of 2010. GAAP net income was $0.11 per both basic and diluted share compared to $0.25 and $0.24 per basic and diluted share, respectively, in the fourth quarter of 2010.

Financial highlights for the full year of 2011 (unaudited):

•                  Total net revenues were $754.0 million compared to $636.4 million in 2010.

•                  Non-GAAP net income increased 11% to $212.8 million compared to $191.6 million in 2010. Non-GAAP net income was $3.50 and $2.70 per basic and diluted share, respectively, in 2011 compared to $3.26 and $2.77 per basic and diluted share, respectively, in 2010.

•                  GAAP net income was $33.0 million, down from $94.3 million in 2010. GAAP net income was $0.54 and $0.52 per basic and diluted share, respectively, compared to $1.60 and $1.55 per basic and diluted share, respectively, in 2010.

“With revenue growth of 32% in the fourth quarter and 18% for 2011, we enter 2012 with very strong momentum,” said Michael Bonney, President and CEO of Cubist.  “On all fronts, from our strong commercial model to R&D to business development, we have bolstered our position as one of the world’s leading acute care companies.”

As previously announced, fourth quarter 2011 total CUBICIN net product revenues were $200.9 million, up 25% over fourth quarter 2010, and full year total CUBICIN net product revenues were $735.5 million, up 18% over 2010. Cubist’s share of full year 2011 international product revenues was $36.7 million (unaudited), which represents a 45% increase over $25.3 million of revenues in 2010.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

As of December 31, 2011, Cubist had $867.7 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of December 31, 2011 was 62,640,902.

Pipeline Update

As Cubist begins 2012, its advancing clinical pipeline includes the following:

CXA-201 (ceftolozane/tazobactam) is the combination of a novel cephalosporin (ceftolozane) with the beta-lactamase inhibitor tazobactam. This IV antibiotic is being developed by Cubist as a first-line therapy for the treatment of serious Gram-negative bacterial infections in the hospital, including those caused by multi-drug resistant Pseudomonas aeruginosa.

In December 2011, Cubist initiated a pivotal Phase 3 trial of CXA-201 in patients with complicated intra-abdominal infections (cIAI).  This trial is the first of two multi-center, global, double-blind, randomized Phase 3 studies to compare the safety and efficacy of CXA-201 (in combination with metronidazole) relative to the comparator, meropenem, in patients with cIAI. In August 2011, Cubist initiated the first of two Phase 3 trials of CXA-201 in patients with complicated urinary tract infections (cUTI). Cubist plans to initiate a Phase 3 trial in hospital-acquired and ventilator-associated pneumonia, or HAP/VAP, later this year.

CB-315 (full name CB-183,315) is a rapidly bactericidal lipopeptide being developed by Cubist as an oral antibacterial agent to treat patients with a severe and sometimes life-threatening diarrhea caused by Clostridium difficile known as C. difficile-associated diarrhea (CDAD).

Cubist reported positive data from its Phase 2 study of CB-315 in June 2011. This was a randomized, double-blind, active-controlled, dose-ranging study investigating the safety and relative efficacy of oral dose regimens of 125mg of CB-315 twice a day and 250mg of CB-315 twice a day compared to 125mg oral Vancocin® four times a day for 10 days.  In this trial, both doses of CB-315 demonstrated a high clinical cure rate (resolution of diarrhea), comparable to Vancocin and both doses were generally safe and well-tolerated. In addition, patients treated with the higher dose of CB-315 had a statistically significantly lower incidence of recurrence compared to the vancomycin arm. Cubist expects to initiate a Phase 3 trial for this program in the second quarter of this year.

CB-5945 (Formerly ADL5945) is a novel mu opioid receptor antagonist being developed for chronic opioid-induced constipation (OIC) that Cubist acquired rights to through its acquisition of Adolor.

In August 2011, Adolor reported positive, statistically significant top-line results from its two Phase 2 studies of CB-5945 in chronic non-cancer pain patients with OIC.  Both randomized, double-blind, placebo-controlled studies were identical in design; Study 242 evaluated 0.25 mg and 0.10 mg of CB-5945 administered twice a day and Study 243 evaluated 0.25 mg of CB-5945 administered once a day.  CB-5945 was well-tolerated in both studies. There was no evidence of drug-related central opioid withdrawal or reversal of analgesia in any of the ADL5945 treatment groups across both studies.  Cubist plans to initiate a Phase 3 trial for CB-5945 in the second half of 2012.

CB-625 is a novel small molecule antagonist of the human TRPA1 channel. This unique mechanism of action in peripheral pain fibers distinguishes this drug candidate from all other classes of analgesics.

Cubist and Hydra Biosciences recently announced plans to begin a Phase 1 clinical trial for CB-625 discovered in collaboration between the two companies. This Phase 1 trial is the first step in a clinical development program designed to evaluate the potential of this TRPA1 investigational product to treat acute pain and certain inflammatory conditions.

Corporate Development Highlights of 2011

•                  Acquired Adolor Corporation;

•                  Signed a collaboration with Optimer Pharmaceutical to co-promote DIFICID in the United States;

•                  Settled the CUBICIN patent litigation with Teva;

•                  Appointed Jennifer Jackson, PhD. as Senior Vice President, Regulatory Affairs, and Charles Laranjeira as Senior Vice President, Technical Operations; and

•                  Named Kenneth Bate Non-Executive Chairman of the Board.

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per share exclude non-operational activities.  As a result, Cubist uses these measures to assess and analyze its operational results and trends and to make financial and operational decisions. Cubist also believes these non-GAAP financial measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of Cubist’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures is included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full year 2011 financial results, business activities and financial outlook.

WHEN: Thursday, January 19, 2012 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-8289

LIVE INTERNATIONAL CALL-IN: 201-689-8341

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 351 CONFERENCE ID #: 384922

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements about our pipeline programs. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: our pipeline candidates may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials; our pipeline candidates may not act in the way expected based on prior clinical and pre-clinical trials; clinical trials of our pipeline candidates may not be successful or initiated or conducted in a timely manner and the timing of initiation and conduct of subsequent trials is dependent on our ability to successfully work with regulatory authorities, including the FDA and EMEA on the design of the trials, among other things, particularly with respect to CXA-201 given the recent FDA draft guidance on the requirements of registrational trials of nosocomial pneumonia; we plan to rely, to a significant extent, on third party clinical research organizations, or CROs, to help us conduct clinical trials, so the success and timing of our clinical trials is dependent our ability to work with such CROs and their performance; the commercial market for the intended uses of our pipeline candidates may not be as large as Cubist anticipates; technical difficulties or excessive costs relating to the manufacture or supply of our pipeline candidates may delay the initiation of clinical trials or impact their commercial viability; we plan to rely, to a significant extent, on third party contract manufacturers and suppliers to manufacture and supply our pipeline candidates on our behalf so our ability to obtain adequate supplies of our pipeline candidates is dependent on our ability to work with such third parties and on their performance; we, and the partners from which we have licensed the rights to our pipeline candidates, may not be able to maintain and enforce intellectual property to protect our pipeline candidates; legislative and policy changes in the United States and other jurisdictions where our products are sold that may affect the ease of getting a new product or a new indication approved; changes in government reimbursement for our or our competitors’ products; and a variety of risks common to our industry, including ongoing regulatory review, public and investment community perception of the industry, legislative or regulatory changes, and our ability to attract and retain talented employees. Drug development involves a high degree of risk. Success in pre-clinical trials or early stage clinical trials does not mean that later stage trials will be successful. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this press release by this reference. Forward-looking statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

DIFICID is a trademark of Optimer Pharmaceuticals, Inc.

Contacts:
INVESTORS:
Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre
Senior Director, Investor Relations
(781) 860-8533
eileen.mcintyre@cubist.com

MEDIA:
Cubist Pharmaceuticals, Inc.
Francis McLoughlin
Director, Corporate Communications
(781) 860-8777
francis.mcloughlin@cubist.com

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31,	December 31,
	2011*	2010

ASSETS
Cash, cash equivalents and investments	$867,695	$909,912
Accounts receivable, net	87,800	61,197
Inventory	34,890	23,824
Property and equipment, net	168,425	82,434
In-process research and development and other intangible assets, net	486,380	207,845
Other assets	242,265	129,945

Total assets	$1,887,455	$1,415,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$177,378	$117,011
Deferred revenue	31,524	23,223
Contingent consideration	248,234	86,497
Debt, net	454,246	435,800
Other liabilities	176,216	89,203
Total liabilities	1,087,598	751,734

Total stockholders’ equity	799,857	663,423

Total liabilities and stockholders’ equity	$1,887,455	$1,415,157

*On December 12, 2011, Cubist acquired Adolor Corporation, which thereby became a wholly-owned subsidiary of Cubist. Cubist paid $220.8 million of cash upon closing and recorded contingent consideration with an estimated fair value of $110.2 million. The Company is currently in the process of finalizing the estimated fair value of assets acquired and liabilities assumed. As a result, the financial statements presented within this release are subject to change.

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011*	2010	2011*	2010

Revenues:
U.S. CUBICIN product revenues, net	$190,113	$154,857	$698,837	$599,601
U.S. ENTEREG product revenues, net	2,530	—	2,530	—
Total U.S. product revenues, net	192,643	154,857	701,367	599,601
International product revenues	10,833	6,333	36,658	25,316
Service revenues	3,705	—	6,725	8,500
Other revenues	5,724	615	9,222	3,041
Total revenues, net	212,905	161,805	753,972	636,458

Costs and expenses:
Cost of product revenues	48,931	35,587	172,864	140,765
Research and development	56,075	41,870	184,533	157,854
Contingent consideration	6,554	1,108	91,537	4,897
Selling, general and administrative	48,774	36,840	163,228	143,343
Restructuring charges	9,279	—	9,279	—
Total costs and expenses	169,613	115,405	621,441	446,859

Operating income	43,292	46,400	132,531	189,599

Other income (expense), net	(7,161)	(23,911)	(27,742)	(35,290)

Income before income taxes	36,131	22,489	104,789	154,309

Provision for income taxes	29,313	7,939	71,766	59,984

Net income	$6,818	$14,550	$33,023	$94,325

Basic net income per common share	$0.11	$0.25	$0.54	$1.60
Diluted net income per common share	$0.11	$0.24	$0.52	$1.55	(1)

Shares used in calculating:
Basic net income per common share	62,108,586	59,312,399	60,839,128	58,795,467
Diluted net income per common share	64,499,442	60,446,845	62,937,141	62,659,632

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Twelve months ended
	December 31,				December 31,
	2011*		2010		2011*		2010

GAAP net income	$6,818		$14,550		$33,023		$94,325

Non-cash stock-based compensation expense	5,398		4,046		19,368		15,984

Non-cash debt discount amortization	4,739		4,406		18,446		15,048

ENTEREG intangible asset amortization	937		—		937		—

Restructuring charges	9,279		—		9,279		—

Expenses related to the acquisition of Adolor	10,263		—		10,263		—

Contingent consideration	6,554		1,108		91,537		4,897

Gain on auction rate securities	—		(343)		—		(2,652)

Loss on partial extinguishment of 2.25% notes	—		17,831		—		17,831

Non-cash tax expense	9,613		4,649		29,996		46,209

Non-GAAP pro forma net income	$53,601		$46,247		$212,849		$191,642

Non-GAAP basic net income per common share	$0.86		$0.78		$3.50		$3.26
Non-GAAP diluted net income per common share	$0.66	(1)	$0.63	(1)	$2.70	(1)	$2.77	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	62,108,586		59,312,399		60,839,128		58,795,467
Non-GAAP diluted net income per common share	83,472,974		77,081,481		81,910,673		71,270,970

(1) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

Non-GAAP Reconciliation:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010

Operating income	$43,292	$46,400	$132,531	$189,599

Contingent consideration	6,554	1,108	91,537	4,897

Adjusted operating income	$49,846	$47,508	$224,068	$194,496